Exhibit 1.1

LASALLE HOTEL PROPERTIES

(a Maryland real estate investment trust)

2,700,000 Common Shares*

UNDERWRITING AGREEMENT

Dated: May 12, 2004

*	Plus an option to purchase from LaSalle Hotel Properties up to 300,000 additional shares to cover overallotments.

Table of Contents

SECTION 1.	Representations and Warranties		2

(a)	Representations and Warranties by the Company and the Operating Partnership		2
	(i)	Compliance with Registration Requirements	2
	(ii)	Incorporated Documents	3
	(iii)	Independent Accountants	3
	(iv)	Financial Statements; Non-GAAP Financial Measures	4
	(v)	No Material Adverse Change in Business	4
	(vi)	Good Standing of the Company	5
	(vii)	Good Standing of the Operating Partnership	5
	(viii)	Good Standing of Subsidiaries	5
	(ix)	Capitalization	6
	(x)	Authorization of Units and Preferred Units	6
	(xi)	Authorization and Description of Securities	6
	(xii)	Authorization of Agreement	6
	(xiii)	Absence of Defaults and Conflicts	7
	(xiv)	Absence of Labor Dispute	7
	(xv)	Absence of Proceedings	8
	(xvi)	Accuracy of Exhibits	8
	(xvii)	REIT Qualification	8
	(xviii)	Investment Company Act	8
	(xix)	Possession of Intellectual Property	8
	(xx)	Absence of Further Requirements	9
	(xxi)	Possession of Licenses and Permits	9
	(xxii)	Title to Property	9
	(xxiii)	Title Insurance	10
	(xxiv)	Mortgages and Deeds of Trust	10
	(xxv)	Real Property	10
	(xxvi)	Transfer Taxes	10
	(xxvii)	Tax Returns	11
	(xxviii)	Insurance	11
	(xxix)	Disclosure Controls and Procedures; Internal Controls	11
	(xxx)	Environmental Laws	11
	(xxxi)	Registration Statement	12
	(xxxii)	Sarbanes-Oxley Act	12
	(xxxiii)	No NASD Affiliations	12
(b)	Officer’s Certificates		12

SECTION 2.	Sale and Delivery to the Underwriter; Closing		12

(a)	Initial Securities		12
(b)	Option Securities		13
(c)	Payment		13
(d)	Denominations; Registration		13

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SECTION 3.	Covenants of the Company	13

(a)	Compliance with Securities Regulations and Commission Requests	13
(b)	Filing of Amendments	14
(c)	Delivery of Registration Statements	14
(d)	Delivery of Prospectuses	14
(e)	Continued Compliance with Securities Laws	14
(f)	Blue Sky Qualifications	15
(g)	Rule 158	15
(h)	Use of Proceeds	15
(i)	REIT Qualification	15
(j)	No Manipulation of Market for Securities	15
(k)	Rule 462(b) Registration Statement	16
(l)	NYSE Listing	16
(m)	Lock-Up Agreement	16
(n)	Information Furnished by the Underwriter	16

SECTION 4.	Payment of Expenses	17

(a)	Expenses	17
(b)	Termination of Agreement	17

SECTION 5.	Conditions of Underwriter’s Obligations	17

(a)	Effectiveness of Registration Statement	17
(b)	Opinion of Counsel for Company	17
(c)	Opinion of Counsel for the Underwriter	18
(d)	Officers’ Certificate	18
(e)	Accountants’ Comfort Letters	18
(f)	Bring-down Comfort Letter	18
(g)	Lock-up Agreements	18
(h)	NYSE Listing	19
(i)	Conditions to Purchase of Option Securities	19
	(i) Officers’ Certificate	19
	(ii) Opinion of Counsel for Company	19
	(iii) Opinion of Counsel for Underwriters	19
	(iv) Bring-down Comfort Letter	19
(j)	Additional Documents	19
(k)	Termination of Agreement	19

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LASALLE HOTEL PROPERTIES

(a Maryland real estate investment trust)

Common Shares

(Par Value $.01 Per Share)

UNDERWRITING AGREEMENT

May 12, 2004

UBS Securities LLC

299 Park Avenue

New York, NY 10171

Ladies and Gentlemen:

LaSalle Hotel Properties, a Maryland real estate investment trust (the “Company”), confirms its agreement with UBS Securities LLC (the “Underwriter”) with respect to the issue and sale by the Company and the purchase by the Underwriter of 2,700,000 of the Company’s Common Shares of Beneficial Interest, par value $.01 per share (“Common Shares”), and with respect to the grant by the Company to the Underwriter of the option described in Section 2(b) hereof to purchase all or any part of 300,000 additional Common Shares to cover over-allotments, if any. The aforesaid 2,700,000 Common Shares (the “Initial Securities”) to be purchased by the Underwriter and all or any part of the 300,000 Common Shares subject to the option described in Section 2(b) hereof (the “Option Securities”) are hereinafter collectively called the “Securities.”

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (No. 333-104054, which also constitutes a post-effective amendment to a previous registration statement, No. 333-77371) covering the registration of the Securities under the Securities Act of 1933, as amended (the “1933 Act”), including the related preliminary prospectus or prospectuses. Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus in accordance with the provisions of paragraph (b) of Rule 424 (“Rule 424(b)”) of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”). Each prospectus used before such registration statement became effective and any prospectus that was used after such effectiveness and prior to the execution and delivery of this Agreement is herein called a “preliminary prospectus.” Such registration statement, including the exhibits thereto, schedules thereto, if any, and the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, is herein called the “Registration Statement.” Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the “Rule 462(b) Registration Statement,” and after such filing the term “Registration Statement” shall include the Rule 462(b) Registration Statement. The final prospectus, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, in the form first furnished to the Underwriter for use in connection with the offering of the Securities is herein called the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to either of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

The Company will contribute the net proceeds from the sale of the Securities to the Operating Partnership, and in exchange therefor, at the Closing Time (as defined in Section 2(c)), the Operating Partnership will issue to the Company common units of limited partnership interest in the Operating Partnership (“Units”).

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”), which is incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be.

The term “Subsidiary” means a corporation, partnership, limited liability company or other entity, a majority of the outstanding voting or capital stock, partnership, membership or other voting or equity interests or general partnership interests, as the case may be, of which is owned or controlled, directly or indirectly, by the Company, LaSalle Hotel Operating Partnership, L.P., a Delaware limited partnership (the “Operating Partnership”), or by one or more other Subsidiaries of the Company or the Operating Partnership.

SECTION 1. Representations and Warranties.

(a) Representations and Warranties by the Company and the Operating Partnership. Each of the Company and the Operating Partnership represents and warrants to the Underwriter as of the date hereof, as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agrees with the Underwriter, as follows:

(i) Compliance with Registration Requirements. The Company and the transactions contemplated by this Agreement meet the requirements for use of Form S-3 under the 1933 Act. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto (including the filing of the Company’s most recent Annual Report on Form 10-K with the Commission) became effective, at the date of this Agreement and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), the Registration Statement, any Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, and any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. No document has been or will be prepared in connection with the offering of the Securities in reliance on Rule 434 of the 1933 Act. The representations and warranties in this paragraph shall not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by the Underwriter expressly for use in the Registration Statement or Prospectus.

Each preliminary prospectus and the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act and the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriter for use in connection with this offering were identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(ii) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”) and, when read together with the other information in the Prospectus, at the time the Registration Statement became effective, at the time the Prospectus was issued and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(iii) Independent Accountants. The accountants who certified the financial statements and supporting schedules included in the Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

(iv) Financial Statements; Non-GAAP Financial Measures. The financial statements of the Company and its consolidated subsidiaries included in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly the financial position, results of operations and cash flows of the Company and its consolidated subsidiaries at the dates and for the periods specified, and such financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included in the Registration Statement and Prospectus present fairly in accordance with GAAP the information required to be stated therein. The selected historical operating and financial data included in the Registration Statement and Prospectus present fairly the information shown therein and have been compiled on a basis consistent with the books and records of the Company and that of the audited financial statements included in the Registration Statement and Prospectus. In addition, any pro forma financial statements and the related notes thereto included in the Registration Statement and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein; and all disclosures contained in the Registration Statement or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the 1934 Act and the 1934 Act Regulations and Item 10 of Regulation S-K under the 1933 Act, to the extent applicable.

(v) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the properties, earnings, business affairs or business prospects of the Company, the Operating Partnership and the Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company, the Operating Partnership or any Subsidiary, other than those in the ordinary course of business, which are material with respect to the Company, the Operating Partnership and the Subsidiaries considered as one enterprise and (C) except for regular monthly dividends on the Common Shares, in amounts per share that are consistent with past practice, regular quarterly distributions on the Company’s 10 1/4% series A cumulative redeemable preferred shares of beneficial interest (liquidation preference $25 per share), par value $.01 per share, regular quarterly distributions on the Company’s 8.375% series B cumulative redeemable preferred shares of beneficial interest (liquidation preference $25 per share), par value $.01 per share, and regular monthly and quarterly distributions on the Units, the series A preferred units of limited partnership in the Operating Partnership (the “Series A Units”) and the series B preferred units of limited partnership in the Operating Partnership (the “Series B Units”), there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital shares or any distribution by the Operating Partnership with respect to any of its limited partnership interests.

(vi) Good Standing of the Company. The Company is a real estate investment trust duly formed and validly existing and in good standing under the laws of the State of Maryland, with full trust power and authority to own and lease its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified or registered as a foreign real estate investment trust and is in good standing in each jurisdiction in which such qualification or registration is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(vii) Good Standing of the Operating Partnership. The Operating Partnership has been duly organized and is validly existing as a limited partnership in good standing under the laws of the State of Delaware and has the requisite power and authority to own, lease and operate its properties and to conduct the business in which it is engaged as described in the Operating Partnership Agreement (as defined below) and the Prospectus and to enter into and perform its obligations under this Agreement. The Operating Partnership is duly qualified or registered as a foreign partnership and is in good standing in each jurisdiction in which such qualification or registration is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or register would not result in a Material Adverse Effect. The Company is the sole general partner of the Operating Partnership and holds such number and/or percentage of Units, Series A Units and Series B Units as disclosed in the Prospectus as of the dates set forth therein, free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances. The Amended and Restated Agreement of Limited Partnership of the Operating Partnership, dated as of April 29, 1998, as amended by the First Amendment thereto, dated as of March 6, 2002 (the “Operating Partnership Agreement”), is in full force and effect.

(viii) Good Standing of Subsidiaries. The Operating Partnership is the only Subsidiary that is a “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X). The only Subsidiaries of the Company are (A) the Subsidiaries listed on Exhibit 21 to the Company’s most recent Annual Report on Form 10-K and (B) certain other Subsidiaries which, considered in the aggregate as a single Subsidiary, do not constitute a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X. Each of the Subsidiaries of the Company or the Operating Partnership has been duly incorporated or organized and is validly existing as a corporation, limited partnership, general partnership or limited liability company, as applicable, in good standing under the laws of the jurisdiction in which it is chartered or organized and has the requisite power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus, and is duly qualified or registered as a foreign corporation, limited partnership, general partnership or limited liability company, as applicable, and is in good standing in the jurisdiction in which such qualification or registration is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or register would not result in a Material Adverse Effect. All the outstanding shares of capital stock, partnership interests, limited liability company interests or other equivalent equity interests of each such Subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Prospectus, all outstanding shares of capital stock, partnership interests, limited liability company interests or other equivalent equity interest of the Subsidiaries are owned by the Company or the Operating Partnership either directly or through wholly-owned Subsidiaries free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances.

(ix) Capitalization. If the Prospectus contains a “Capitalization” section, the authorized, issued and outstanding capital shares of the Company are as set forth in the column entitled “Actual” under such section (except for subsequent issuances thereof, if any, contemplated under this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Prospectus). Such capital shares have been duly authorized and validly issued by the Company and are fully paid and non-assessable, and none of such capital shares was issued in violation of preemptive or other similar rights of any securityholder of the Company.

(x) Authorization of Units and Preferred Units. All issued and outstanding Units, Series A Units and Series B Units have been duly authorized and are validly issued, fully paid and non-assessable and have been offered and sold or exchanged by the Operating Partnership in compliance with applicable laws. The Units to be issued to the Company in connection with the offering contemplated by this Agreement have been duly authorized and, when issued and delivered by the Operating Partnership to the Company in exchange for the net proceeds of the offering, will be validly issued, fully paid and non-assessable, and the issuance of such Units will not be subject to the preemptive or other similar rights of any securityholder or partner of the Operating Partnership.

(xi) Authorization and Description of Securities. The Securities to be purchased by the Underwriter from the Company have been duly authorized for issuance and sale to the Underwriter pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued, fully paid and non-assessable. The Securities conform to all statements relating thereto contained in the Prospectus. No holder of the Securities will be subject to personal liability by reason of being such a holder. The issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company. The form of certificate used to evidence the Securities will be in substantially the form to be filed or incorporated by reference, as the case may be, as an exhibit to the Registration Statement, and such form complies with all applicable statutory requirements, requirements of the Company’s Articles of Amendment and Restatement of Declaration of Trust, dated as of April 24, 1998, as amended and supplemented (the “Declaration of Trust”), and the Amended and Restated Bylaws of the Company (the “Bylaws”) and requirements of the New York Stock Exchange.

(xii) Authorization of Agreement. This Agreement and the transactions contemplated herein have been duly authorized by the Company and the Operating Partnership, and this Agreement has been duly executed and delivered by the Company and the Operating Partnership and constitutes a valid and binding obligation of the Company and the Operating Partnership enforceable in accordance with its terms except to the extent that the indemnification provisions hereof may be limited by federal or state securities laws and public policy considerations in respect thereof and except as enforcement may be limited by bankruptcy, reorganization, moratorium or similar laws affecting creditors’ rights generally and general principles of equity.

(xiii) Absence of Defaults and Conflicts. None of the Company, the Operating Partnership or any Subsidiary is (A) in violation of its declaration of trust, partnership agreement, charter, by-laws or other governing instrument (“Governing Instruments”) or (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company, the Operating Partnership or any Subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company, the Operating Partnership or any Subsidiary is subject (collectively, “Agreements and Instruments”) or (C) in violation of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company, the Operating Partnership or any Subsidiary or any of their assets, properties or operations (“Laws”), except for such violations or defaults of any Agreements and Instruments or Laws that would not result in a Material Adverse Effect. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption “Use of Proceeds”) and compliance by the Company and the Operating Partnership with their respective obligations hereunder have been duly authorized by all necessary action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, the Operating Partnership or any Subsidiary pursuant to, the Agreements and Instruments or Laws (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the Governing Instruments of the Company, the Operating Partnership or any Subsidiary or of any Laws except for such violations that would not have a Material Adverse Effect. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a material portion of such indebtedness by the Company, the Operating Partnership or any Subsidiary.

(xiv) Absence of Labor Dispute. No labor dispute with the employees of the Company, the Operating Partnership or any Subsidiary exists or, to the knowledge of the Company or the Operating Partnership, is imminent, and the Company and the Operating Partnership are not aware of any existing or imminent labor disturbance by the employees of any of their or any Subsidiary’s principal suppliers, manufacturers, customers or contractors, which, in either case, may reasonably be expected to result in a Material Adverse Effect.

(xv) Absence of Proceedings. There is no action, arbitration, suit, proceeding, inquiry or investigation before or brought by any arbitrator or court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company or the Operating Partnership, threatened, against or affecting the Company, the Operating Partnership or any Subsidiary, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which might reasonably be expected to result in a Material Adverse Effect or materially adversely affect the consummation of the transactions contemplated in this Agreement or the performance by the Company or the Operating Partnership of their respective obligations hereunder. The aggregate of all pending legal or governmental proceedings to which the Company, the Operating Partnership or any Subsidiary is a party or of which any of their respective properties or assets is the subject which are not described in the Prospectus, including ordinary routine litigation, could not reasonably be expected to result in a Material Adverse Effect.

(xvi) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.

(xvii) REIT Qualification. Commencing with its taxable year ended December 31, 1998, the Company has been, and upon the sale of the Securities, the Company will continue to be organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”), and the Company’s present and proposed method of operation as described in the Prospectus will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code, and no actions have been taken (or not taken which are required to be taken) which would cause such qualification to be lost. The Operating Partnership will be taxed as a partnership for federal income tax purposes.

(xviii) Investment Company Act. None of the Company, the Operating Partnership and any Subsidiary is, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will be, an “investment company” or an entity “controlled” by an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended (the “1940 Act”).

(xix) Possession of Intellectual Property. The Company, the Operating Partnership and the Subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, and none of the Company, the Operating Partnership or any Subsidiary has received any written notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company, the Operating Partnership or any Subsidiary therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

(xx) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company or the Operating Partnership of their respective obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except such as has already been obtained or will be obtained under the 1933 Act or as required under state securities laws or the rules of the National Association of Securities Dealers, Inc. (“NASD”).

(xxi) Possession of Licenses and Permits. Each of the Company, the Operating Partnership and the Subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them except where failure to possess any such Governmental Licenses would not result in a Material Adverse Effect; the Company, the Operating Partnership and their Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not result in a Material Adverse Effect; and none of the Company, the Operating Partnership or any of the Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(xxii) Title to Property. The Company, the Operating Partnership, the Subsidiaries or any joint ventures in which the Company, the Operating Partnership or any Subsidiary owns an interest, as the case may be, have good and marketable title to all real property owned, as applicable, by the Company, the Operating Partnership, the Subsidiaries or the applicable joint ventures, respectively, and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind, except (A) as otherwise stated in the Prospectus or (B) those which do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company, the Operating Partnership, the Subsidiaries or the applicable joint ventures. Each of the properties of any of the Company, the Operating Partnership or the Subsidiaries complies with all applicable codes and zoning laws and regulations except in any case where such non-compliance would not have a material adverse effect on the conditions, operations, prospects or earnings of the non-compliant property; and none of the Company, the Operating Partnership and the Subsidiaries has knowledge of any pending or threatened condemnation, zoning change or other proceeding or action that will in any manner affect the size of, use of, improvements on, construction on, or access to the properties of any of the Company, the Operating Partnership and the Subsidiaries except in any case where such action or proceeding would not have a material adverse effect on the conditions, operations, prospects or earnings of the property. All of the leases and subleases material to the business of the Company, the Operating Partnership and the Subsidiaries considered as one enterprise, and under which the Company, the Operating Partnership or any Subsidiary holds properties described in the Prospectus, are in full force and effect, and none of the Company, the Operating Partnership or any Subsidiary has received any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company, the Operating Partnership or any Subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company, the Operating Partnership or any Subsidiary of the continued possession of the leased or subleased premises under any such lease or sublease. Except as described in the Prospectus or as would not result in a Material Adverse Effect, no tenant under any lease to which the Company, the Operating Partnership or any Subsidiary leases any portion of its property is in default under such lease.

(xxiii) Title Insurance. Title insurance in favor of the Company, the Operating Partnership and the Subsidiaries is maintained with respect to each property owned by any such entity in an amount at least equal to (A) the cost of acquisition of such property or (B) the cost of construction of such property (measured at the time of such construction), except where the failure to maintain such title insurance would not have a Material Adverse Effect.

(xxiv) Mortgages and Deeds of Trust. The mortgages and deeds of trust encumbering the properties and assets described in the Prospectus (A) are not convertible (in the absence of foreclosure) into an equity interest in the property or asset described therein or in the Company, the Operating Partnership or any Subsidiary, nor does any of the Company, the Operating Partnership or the Subsidiaries hold a participating interest therein, (B) except as set forth in the Prospectus are not cross-defaulted to any indebtedness other than indebtedness of the Company or any of the Subsidiaries and (C) are not cross-collateralized to any property not owned by the Company, the Operating Partnership or any of the Subsidiaries.

(xxv) Real Property. The real property of the Company, the Operating Partnership and their Subsidiaries is free of material structural defects and all building systems contained therein are in good working order in all material respects, subject to ordinary wear and tear or, in each instance, the Company maintains adequate reserves to effect reasonably required repairs, maintenance and capital expenditures.

(xxvi) Transfer Taxes. There are no transfer taxes or other similar fees or charges under federal law or the laws of any state, or any political subdivision thereof,

required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Company of the Securities.

(xxvii) Tax Returns. The Company has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect), whether or not arising from transactions in the ordinary course of business, except as described in the Prospectus and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as described in the Prospectus.

(xxviii) Insurance. The Company, the Operating Partnership, the Subsidiaries and each of their properties are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Company, the Operating Partnership or any of the Subsidiaries or their respective properties, businesses, employees, officers and directors are in full force and effect.

(xxix) Disclosure Controls and Procedures; Internal Controls. The Company, the Operating Partnership and the Subsidiaries have established and maintain disclosure controls and procedures (as such term is defined in Rule 13a-14 and 15d-14 under the 1934 Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company and its Subsidiaries, is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established; the Company’s auditors and the Audit Committee of the Board of Directors have been advised of: (i) any significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize, and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; any material weaknesses in internal controls have been identified for the Company’s auditors; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(xxx) Environmental Laws. Except as described in the Prospectus and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) none of the Company, the Operating Partnership or any of the Subsidiaries is in violation of any federal, state or local statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company, the Operating Partnership and the Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the knowledge of the Company, the Operating Partnership and the Subsidiaries, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violations, investigations or proceedings relating to any Environmental Law against the Company, the Operating Partnership or any of the Subsidiaries and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company, the Operating Partnership or any of the Subsidiaries relating to Hazardous Materials or any Environmental Laws.

(xxxi) Registration Statement. No holders of securities of the Company have rights to the registration of such securities under the Registration Statement except for those that have been effectively waived or are inapplicable to the offering hereby.

(xxxii) Sarbanes-Oxley Act. The Company, the Operating Partnership and the Subsidiaries and any of the officers, trustees and directors of the Company, the Operating Partnership and any of the Subsidiaries, in their capacities as such, are in compliance in all material respects with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder.

(xxxiii) No NASD Affiliations. To the Company’s knowledge after due inquiry, there are no affiliations or associations between any member of the NASD and any of the Company’s officers, directors or 5% or greater securityholders, except as set forth in the Registration Statement and the Prospectus.

(b) Officer’s Certificates. Any certificate signed by any officer of the Company, or any authorized representative of the Operating Partnership or any of their Subsidiaries delivered to the Underwriter or to counsel for the Underwriter shall be deemed a representation and warranty by such person or entity, as the case may be, to the Underwriter as to the matters covered thereby.

SECTION 2. Sale and Delivery to Underwriter; Closing.

(a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriter, and the Underwriter agrees to purchase from the Company, at the price per share of $20.50, the Initial Securities.

(b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriter to purchase up to an additional 300,000 Common Shares in the aggregate at the price per share of $20.50, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments that may be made in connection with the offering and distribution of the Initial Securities upon notice by the Underwriter to the Company setting forth the number of Option Securities as to which the Underwriter is then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Underwriter, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined.

(c) Payment. Payment of the purchase price for, and delivery of certificates for, the Securities shall be made at the San Francisco offices of Sidley Austin Brown & Wood LLP, or at such other place as shall be agreed upon by the Underwriter and the Company, 10:00 A.M. (Eastern time) on May 17, 2004, or such other time not later than ten business days after such date as shall be agreed upon by the Underwriter and the Company (such time and date of payment and delivery being herein called “Closing Time”).

In addition, in the event that any or all of the Option Securities are purchased by the Underwriter, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made on each Date of Delivery as specified in the notice from the Underwriter to the Company.

Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Underwriter of certificates for the Securities to be purchased by the Underwriter. The Initial Securities and, if any, the Option Securities will be delivered to the Underwriter in book-entry form through the facilities of The Depository Trust Company.

(d) Denominations; Registration. Certificates for the Initial Securities and the Option Securities, if any, shall be in such denominations and registered in such names as the Underwriter may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be. The Initial Securities and the Option Securities, if any, will be made available for examination and packaging by the Underwriter at the office of The Depository Trust Company not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

SECTION 3. Covenants of the Company. Each of the Company and the Operating Partnership covenants with the Underwriter as follows:

(a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will notify the Underwriter immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(b) Filing of Amendments. During the period a Prospectus is required to be delivered under the 1933 Act, the Company will give the Underwriter notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)) or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Underwriter with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Underwriter or counsel for the Underwriter shall reasonably object.

(c) Delivery of Registration Statements. The Company has furnished or will deliver to the Underwriter and counsel for the Underwriter, without charge, one signed copy of the Registration Statement as originally filed and of each amendment thereto (including conformed copies of exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Underwriter, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits). The copies of the Registration Statement and each amendment thereto furnished to the Underwriter will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d) Delivery of Prospectuses. The Company has delivered to the Underwriter, without charge, as many copies of each preliminary prospectus as the Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to the Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as the Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriter will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to

permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. Without limiting the generality of the foregoing, the Company agrees, during the period when the Prospectus is required to be delivered under the 1933 Act in connection with the sale of the Securities, to file all documents required to be filed with the Commission pursuant to the 1934 Act and the 1934 Act regulations within the time periods prescribed thereby. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriter or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriter such number of copies of such amendment or supplement as the Underwriter may reasonably request.

(f) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Underwriter, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions as the Underwriter may designate and to maintain such qualifications in effect for a period of not less than one year from the date of this Agreement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the date of this Agreement.

(g) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(h) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under “Use of Proceeds.”

(i) REIT Qualification. The Company will use its best efforts to continue to meet the requirement to qualify as a REIT under the Code for each of its taxable years for so long as the board of trustees deems it in the best interests of the Company’s securityholders to remain so qualified.

(j) No Manipulation of Market for Securities. Except for the authorization of actions permitted to be taken by the Underwriter as contemplated herein or in the Prospectus, neither the

Company nor the Operating Partnership has or will (i) take, directly or indirectly, any action designed to cause or to result in, or that might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities, and (ii) until the Closing Date, (A) sell, bid for or purchase the Securities or pay any person any compensation for soliciting purchases of the Securities or (B) pay or agree to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

(k) Rule 462(b) Registration Statement. If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the 1933 Act.

(l) NYSE Listing. The Company will use its best efforts to list the Securities on the New York Stock Exchange.

(m) Lock-Up Agreement. For a period of 45 days after the date of the Prospectus, the Company will not directly or indirectly, (i) offer, pledge, sell, or contract to sell any shares of capital stock, (ii) sell any option or contract to sell any shares of capital stock, (iii) purchase any option or contract to sell any shares of capital stock, (iv) grant any option, right or warrant to purchase any Common Shares, (v) enter into any swap or other agreement that transfers, in whole or in part, the economic consequence of ownership of any shares of capital stock whether any such swap or transaction is to be settled by delivery of shares or other securities, in cash or otherwise, (vi) take any of the foregoing actions with respect to any securities convertible into or exchangeable or exercisable for or repayable with shares of capital stock, (vii) file with the Commission a registration statement under the 1933 Act relating to any additional shares of capital stock or securities convertible into or exchangeable or exercisable for shares of capital stock, or (viii) publicly disclose the intention to take any of the foregoing actions, without the prior written consent of the Underwriter; provided, however, that the Company shall not be restricted from issuing shares of capital stock or options, warrants, partnership units or other securities convertible into shares of capital stock (A) upon the exercise of outstanding employee share options and options pursuant to employee benefit plans, (B) pursuant to non-employee trustee share plans, (C) pursuant to any dividend reinvestment plan of the Company, (D) pursuant to employee option plans in the ordinary course of business, or (E) upon conversion of any currently outstanding convertible securities.

(n) Information Furnished by the Underwriter. The Company acknowledges that the statements set forth in the first paragraph under the caption “Underwriting – Commissions and Discounts” and under the caption “Underwriting – Price Stabilization, Short Positions” in the Prospectus constitute the only information furnished by or on behalf of the Underwriter as such information is referred to in Sections 1(a)(i) and 6 hereof.

SECTION 4. Payment of Expenses.

(a) Expenses. The Company and the Operating Partnership will pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation (exclusive of fees and disbursements of counsel for the Underwriter), printing and delivery to the Underwriter of this Agreement, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriter, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriter, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, (vi) the printing and delivery to the Underwriter of copies of each of the preliminary prospectus, Prospectus and any amendments or supplements thereto, (vii) the fees and expenses of any transfer agent or registrar for the Securities and (viii) the fees and expenses incurred in connection with the listing of the Securities on the New York Stock Exchange.

(b) Termination of Agreement. If this Agreement is terminated by the Underwriter in accordance with the provisions of Section 5 or Section 9(a)(i) or (iii) (with respect to the first clause only), the Company shall reimburse the Underwriter for all of its out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriter.

SECTION 5. Conditions of Underwriter’s Obligations. The obligations of the Underwriter hereunder are subject to the accuracy of the representations and warranties of the Company and the Operating Partnership contained in Section 1 hereof or in certificates of any officer or authorized representative of the Company or the Operating Partnership delivered pursuant to the provisions hereof, to the performance by each of the Company and the Operating Partnership of its covenants and other obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, shall have become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriter. A prospectus shall have been timely filed with the Commission in accordance with Rule 424(b).

(b) Opinion of Counsel for Company.

(i) At Closing Time, the Underwriter shall have received the favorable opinion, dated as of Closing Time, of Sidley Austin Brown & Wood LLP, counsel for the Company and the Operating Partnership to the effect set forth in Exhibit A hereto and to such further effect as counsel to the Underwriter may reasonably request.

(ii) At Closing Time, the Underwriter shall have received the favorable opinion, dated as of the Closing Time, of Hagan and Associates, local counsel for the Company and the Operating Partnership to the effect set forth in Exhibit B hereto and to such further effect as counsel to the Underwriter may reasonably request.

(c) Opinion of Counsel for the Underwriter. At Closing Time, the Underwriter shall have received the favorable opinion of Alston & Bird LLP, counsel for the Underwriter, dated the Closing Date, with respect to the Securities, the Registration Statement and the Prospectus, as amended or supplemented, and such other related matters as the Underwriter may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. Such counsel may state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company, the Operating Partnership and the Subsidiaries and certificates of public officials.

(d) Officers’ Certificate. At Closing Time, there shall not have been, since the date hereof or of the most recent financial statements included or incorporated by reference in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the properties, earnings, business affairs or business prospects of the Company, the Operating Partnership, and the Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Underwriter shall have received a certificate of the president or an executive vice president of the Company, on behalf of the Company and as general partner of the Operating Partnership, and of the chief financial or chief accounting officer of the Company, on behalf of the Company and as general partner of the Operating Partnership, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) each of the Company and the Operating Partnership has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or are contemplated by the Commission. In addition, at Closing Time, the Underwriter shall have received a certificate of the chief executive officer and chief financial officer of the Company, on behalf of the Company and as general partner of the Operating Partnership, to the effect as counsel to the Underwriter may reasonably request.

(e) Accountants’ Comfort Letters. At the time of execution of this Agreement, the Underwriter shall have received from KPMG LLP, Ernst & Young LLP, Altschuler, Melvoin and Glasser LLP and Crowe Chizek and Company LLC letters dated such date, substantially in the forms approved by the Underwriter before the execution of this Agreement.

(f) Bring-down Comfort Letter. At Closing Time, the Underwriter shall have received from KPMG LLP a letter, dated as of Closing Time, to the effect that they reaffirm statements made in their letter furnished pursuant to subsection (e) of this Section 5, except that the “specified date” referred to shall be a date not more than three days prior to the Closing Time.

(g) Lock-up Agreements. At the time of execution of this Agreement, Messrs. Jon E. Bortz, Michael D. Barnello and Hans S. Weger shall have executed and delivered to the

Underwriter a lock-up agreement substantially in the form provided by the Underwriter to the Company.

(h) NYSE Listing. The Securities shall have been approved for listing, and admitted and authorized for trading, on the New York Stock Exchange, subject to notice of issuance.

(i) Conditions to Purchase of Option Securities. In the event that the Underwriter exercises its option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company and the Operating Partnership contained herein and the statements in any certificates furnished by the Company, the Operating Partnership and any Subsidiary shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Underwriter shall have received:

(i) Officers’ Certificate. A certificate, dated such Date of Delivery, of the President or an Executive Vice President of the Company, and of the chief financial or chief accounting officer of the Company, confirming that the certificate delivered at the Closing Time pursuant to Section 5(d) hereof remains true and correct as of such Date of Delivery.

(ii) Opinion of Counsel for Company. The favorable opinion of Sidley Austin Brown & Wood LLP, counsel for the Company and the Operating Partnership, and Hagan and Associates, local counsel for the Company and the Operating Partnership, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery to the same effect as the opinion required by Section 5(b) hereof.

(iii) Opinion of Counsel for Underwriter. The favorable opinion of Alston & Bird, LLP, counsel for the Underwriter, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

(iv) Bring-down Comfort Letter. Letter from KPMG LLP, in form and substance satisfactory to the Underwriter and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Underwriter pursuant to Section 5(f) hereof, except that the “specified date” in each letter furnished pursuant to this paragraph shall be a date not more than three days prior to such Date of Delivery.

(j) Additional Documents. At Closing Time and at each Date of Delivery counsel for the Underwriter shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Underwriter and counsel for the Underwriter.

(k) Termination of Agreement. If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement, or in the case of any condition to the purchase of Option Securities on a Date of Delivery that is after the Closing

Time, the obligations of the Underwriter to purchase the relevant Option Securities, may be terminated by the Underwriter by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7, 8 and 12 shall survive any such termination and remain in full force and effect.

SECTION 6. Indemnification.

(a) Each of the Company and the Operating Partnership agrees jointly and severally to indemnify, defend and hold harmless the Underwriter, its partners, directors and officers, and any person who controls the Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Underwriter or any such person may incur under the 1933 Act, the 1934 Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or in a Prospectus (the term Prospectus for the purpose of this Section 6 being deemed to include any preliminary prospectus, the Prospectus and the Prospectus as amended or supplemented by the Company), or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated in either such Registration Statement or such Prospectus or necessary to make the statements made therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information concerning the Underwriter furnished in writing by or on behalf of the Underwriter to the Company expressly for use in such Registration Statement or such Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or such Prospectus or necessary to make such information not misleading, (ii) any untrue statement or alleged untrue statement made by the Company or the Operating Partnership in Section 1 hereof or the failure by the Company or the Operating Partnership to perform when and as required any agreement or covenant contained herein, or (iii) any untrue statement or alleged untrue statement of any material fact contained in any audio or visual materials provided by the Company or based upon written information furnished by or on behalf of the Company including, without limitation, slides, videos, films or tape recordings used in connection with the marketing of the Securities; provided, however, that the indemnity agreement contained in this subsection (a) with respect to any preliminary prospectus or amended preliminary prospectus shall not inure to the benefit of the Underwriter (or to the benefit of any person controlling the Underwriter) from whom the person asserting any such loss, damage, expense, liability or claim purchased the Securities which is the subject thereof if the Prospectus corrected any such alleged untrue statement or omission and if the Underwriter failed to send or give a copy of the Prospectus to such person at or prior to the written confirmation of the sale of such Securities to such person, unless the failure is the result of noncompliance by the Company with Section 3(d) hereof.

If any action, suit or proceeding (each, a “Proceeding”) is brought against the Underwriter or any such person in respect of which indemnity may be sought against the

Company pursuant to the foregoing paragraph, the Underwriter or such person shall promptly notify the Company in writing of the institution of such Proceeding and the Company shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify the Company shall not relieve the Company from any liability which the Company may have to the Underwriter or any such person or otherwise. The Underwriter or such person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Underwriter or of such person unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such Proceeding or the Company shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to the Company (in which case the Company shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Company and paid as incurred (it being understood, however, that the Company shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The Company shall not be liable for any settlement of any Proceeding effected without its written consent but if settled with the written consent of the Company, the Company agrees to indemnify and hold harmless the Underwriter and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have fully reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

(b) The Underwriter agrees to indemnify, defend and hold harmless the Company and the Operating Partnership, their trustees and officers, and any person who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Company, the Operating Partnership or any such person may incur under the 1933 Act, the 1934 Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information concerning the Underwriter furnished in writing by or on behalf of the Underwriter to the Company expressly for use in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or in a Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or such Prospectus or necessary to make such information not misleading.

If any Proceeding is brought against the Company or any such person in respect of which indemnity may be sought against the Underwriter pursuant to the foregoing paragraph, the Company or such person shall promptly notify the Underwriter in writing of the institution of such Proceeding and the Underwriter shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify the Underwriter shall not relieve the Underwriter from any liability which the Underwriter may have to the Company or any such person or otherwise. The Company or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company or such person unless the employment of such counsel shall have been authorized in writing by the Underwriter in connection with the defense of such Proceeding or the Underwriter shall not have, within a reasonable period of time in light of the circumstances, employed counsel to defend such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to or in conflict with those available to the Underwriter (in which case the Underwriter shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties, but the Underwriter may employ counsel and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of the Underwriter), in any of which events such fees and expenses shall be borne by the Underwriter and paid as incurred (it being understood, however, that the Underwriter shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The Underwriter shall not be liable for any settlement of any such Proceeding effected without the written consent of the Underwriter but if settled with the written consent of the Underwriter, the Underwriter agrees to indemnify and hold harmless the Company and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding.

(c) If the indemnification provided for in this Section 6 is unavailable to an indemnified party under subsections (a) and (b) of this Section 6 or insufficient to hold an indemnified party harmless in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Operating Partnership on the one hand and the Underwriter on the other hand from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Operating Partnership on the one hand and of the Underwriter on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Operating Partnership on the one hand and the Underwriter on the other shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriter, bear to the aggregate public offering price of the Securities. The relative fault of the Company and the Operating Partnership on the one hand and of the Underwriter on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by the Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

(d) The Company, the Operating Partnership and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (c) above. Notwithstanding the provisions of this Section 6, the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by the Underwriter and distributed to the public were offered to the public exceeds the amount of any damage which the Underwriter has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e) The indemnity and contribution agreements contained in this Section 6 and the covenants, warranties and representations of the Company and the Operating Partnership contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the Underwriter, its partners, directors or officers or any person (including each partner, officer or director of such person) who controls the Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, or by or on behalf of the Company, its trustees or officers or any person who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and shall survive any termination of this Agreement or the issuance and delivery of the Securities. The Company and the Underwriter agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Company, against any of the Company’s officers or trustees in connection with the issuance and sale of the Securities, or in connection with the Registration Statement or the Prospectus. For purposes of this Section 6, the Company and the Operating Partnership shall be deemed one party, jointly and severally liable for any obligations hereunder.

SECTION 7. [Intentionally Deleted.]

SECTION 8. Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or the Operating Partnership submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Underwriter or any controlling person, or by or on behalf of the Company or the Operating Partnership, and shall survive delivery of the Securities to the Underwriter and shall survive the termination of this Agreement.

SECTION 9. Termination of Agreement.

(a) Termination; General. The Underwriter may, without liability, terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the properties, earnings, business affairs or business prospects of the Company, the Operating Partnership and the Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States, any outbreak of hostilities or escalation thereof, any acts of terrorism involving the United States or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the sole judgment of the Underwriter, impracticable to market the Securities or inadvisable to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, Inc., or if trading generally on the American Stock Exchange or the New York Stock Exchange, Inc. or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

(b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 8 and 12 shall survive such termination and remain in full force and effect.

SECTION 10. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication and confirmed to the receiving party. Notices to the Underwriter shall be directed to the Underwriter at 299 Park Avenue, New York, NY 10171, attention of Daniel Klausner; notices to the Company and the Operating Partnership shall be directed to it at 4800 Montgomery Lane, Suite M25, Bethesda, MD 20814, attention of Hans S. Weger, Executive Vice President.

SECTION 11. Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriter, the Company and the Operating Partnership and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriter, the Company and the Operating Partnership and their respective successors and the controlling persons and officers, trustees and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriter and the Company and their respective successors, and said controlling persons and officers, trustees and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from the Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 12. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SAID STATE. AS TO ANY DISPUTE, CLAIM OR LITIGATION ARISING OUT OF OR RELATING IN ANY WAY TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREUNDER, THE PARTIES HERETO SUBMIT AND AGREE TO BE SUBJECT TO THE EXCLUSIVE JURISDICTION OF ANY FEDERAL AND STATE COURT LOCATED IN THE STATE OF NEW YORK. UNLESS OTHERWISE EXPLICITLY PROVIDED, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 13. Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriter, the Company and the Operating Partnership in accordance with its terms.

Very truly yours,

LASALLE HOTEL PROPERTIES

By:	/S/

LASALLE HOTEL OPERATING PARTNERSHIP, L.P.

By:	LaSalle Hotel Properties, its general partner

By:	/S/

CONFIRMED AND ACCEPTED, as of the date first above written:
UBS SECURITIES LLC

By:	/S/

Authorized Signatory

By:	/S/

Authorized Signatory

EXHIBIT A

FORM OF OPINION OF COMPANY’S COUNSEL

TO BE DELIVERED PURSUANT TO SECTION 5(b)

(i) The Company is a real estate investment trust duly formed and validly existing and in good standing under the laws of the State of Maryland with full trust power and authority to own and lease its properties and to conduct its business as described in the Prospectus.

(ii) The issued and outstanding capital shares of the Company have been duly authorized and validly issued by the Company and are fully paid and non-assessable, and none of such capital shares was issued in violation of preemptive or other similar rights to purchase or subscribe for shares of beneficial interest of the Company arising under the Maryland General Corporation Law, the Maryland REIT Law, the Declaration of Trust or the Bylaws or any contract to which the Company is a party of which such counsel has knowledge.

(iii) All of the outstanding Units, Series A Units and Series B, have been duly authorized by the Operating Partnership and, assuming that the holders of Units, Series A Units and Series B Units, as limited partners of the Operating Partnership, do not participate in the control of the business of the Operating Partnership, the Units, the Series A Units and the Series B Units represent valid and, subject to the qualifications set forth herein, fully paid and nonassessable limited partner interests in the Operating Partnership as to which the limited partners holding Units, Series A Units and/or Series B Units, in their capacity as limited partners of the Operating Partnership, have no liability in excess of their obligations to make contributions to the Operating Partnership, their obligations to make other payments provided for in the Operating Partnership Agreement and their share of distributed assets and profits of the Operating Partnership to the extent that a limited partner of the Operating Partnership may be required to repay any funds wrongfully distributed to it. To such counsel’s knowledge, except as described in the Prospectus, no Units, Series A Units or Series B Units are reserved for issuance for any purpose, there are no outstanding securities convertible into or exchangeable for any Units, Series A Units, Series B Units or any other securities of the Operating Partnership and there are no preemptive or other similar rights to purchase or subscribe for Units, Series A Units, Series B Units or any other securities of the Operating Partnership arising under the Delaware Revised Uniform Limited Partnership Act (“DRULPA”) or under the Operating Partnership Agreement or any contracts to which the Operating Partnership is a party of which such counsel has knowledge. The Units to be issued to the Company in connection with the Company’s sale of the Securities have been duly authorized by the Operating Partnership and, assuming that the Company, as a limited partner of the Operating Partnership, does not participate in the control of the business of the Operating Partnership, such Units, when issued and delivered by the Operating Partnership against the Company’s contribution of the net proceeds from the sale of the Securities, will represent valid and, subject to the qualifications set forth herein, fully paid and nonassessable limited partner interests in the Operating Partnership as to which the Company, in its capacity as a limited partner of the Operating Partnership, will have no liability in excess of its obligations to make contributions to the Operating Partnership, its obligations to make other payments provided for in the Operating Partnership Agreement and its share of distributed assets and profits of the Operating Partnership to the extent that a limited partner of the Operating Partnership may be required to repay any funds wrongfully distributed to it.

(iv) The Securities to be purchased by the Underwriter from the Company have been duly authorized for issuance and sale to the Underwriter pursuant to, and in accordance with the terms of, the Underwriting Agreement and, when issued and delivered by the Company pursuant to the Underwriting Agreement against payment of the consideration set forth in the Underwriting Agreement, will be validly issued, fully paid and nonassessable; the issuance and sale of the Securities by the Company is not subject to any preemptive or other similar rights to purchase or subscribe for shares of beneficial interest of the Company arising under the Maryland General Corporation Law, the Maryland REIT Law, the Declaration of Trust or Bylaws or any contract to which the Company is a party of which such counsel has knowledge.

(v) Each of the Operating Partnership and the Subsidiaries identified on Exhibit A-1 is validly existing as a limited partnership, corporation or limited liability company, as applicable, in good standing under the laws of its jurisdiction of organization, formation or incorporation and has the requisite partnership, corporate or company power and authority to own, lease and operate its properties and to conduct the business in which it is engaged as described in the Operating Partnership Agreement, with respect to the Operating Partnership, and the Prospectus and, based solely upon the certificates of good standing or similar certificates received from the Secretary of State or similar official of each of the respective states listed on a schedule to such counsel’s opinion with respect to the applicable entity, is duly qualified or registered as a foreign limited partnership, corporation or limited liability company to transact business and is in good standing in the respective states listed on a schedule to such counsel’s opinion. Based solely on a review of the books and records of the Subsidiaries provided to such counsel, all the outstanding shares of capital stock, partnership interests, limited liability company interests or other equivalent equity interests of the Subsidiaries identified on Exhibit A-2 (the “Certain Subsidiaries”) have been duly authorized and validly issued and are fully paid and non-assessable, as applicable, and except as described in the Prospectus, all outstanding shares of capital stock, partnership interests, limited liability company interests or other equivalent equity interests of the Operating Partnership and such Certain Subsidiaries are owned by the Company either directly or through wholly-owned Subsidiaries.

(vi) The execution and delivery of the Underwriting Agreement have been duly authorized by all necessary action of the Company and the Operating Partnership, and the Underwriting Agreement has been duly executed and delivered by the Company and the Operating Partnership.

(vii) At the time the Registration Statement became effective, the Registration Statement (other than the financial statements, financial data, statistical data and supporting schedules included or incorporated by reference therein or omitted therefrom, as to which no opinion is expressed) complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. As of the date hereof, the Prospectus (other than the financial statements, financial data, statistical data and supporting schedules included or incorporated by reference therein or omitted therefrom, as to which no opinion is expressed) complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

(viii) To such counsel’s knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened.

(ix) The documents incorporated by reference in the Prospectus (other than the financial statements, financial data, statistical data and supporting schedules included or incorporated by reference therein or omitted therefrom, as to which no opinion is rendered), when they became effective or were filed with the Commission, as the case may be, complied as to form, in all material respects, with the requirements of the 1934 Act and the 1934 Act Regulations.

(x) To such counsel’s knowledge and except as described or incorporated by reference in the Prospectus, there is not pending or threatened any action, suit, proceeding, inquiry or investigation, to which the Company, the Operating Partnership or any Subsidiary is a party, or to which the property of the Company, the Operating Partnership or any Subsidiary is subject, before or brought by any court or governmental agency or body, domestic or foreign, or any arbitrator that might reasonably be expected to result in a Material Adverse Effect or to affect the consummation of the transactions contemplated in the Underwriting Agreement or the performance by the Company or the Operating Partnership of their respective obligations thereunder or is of a character required to be described in the Prospectus which is not adequately disclosed.

(xi) The information in the Prospectus under “Description of Common Shares” and “Federal Income Tax Considerations,” to the extent that it constitutes matters of law, summaries of legal matters, the Company’s Declaration of Trust and Bylaws or legal proceedings or legal conclusions, has been reviewed by such counsel and is correct in all material respects.

(xii) To such counsel’s knowledge, there are not any laws of the State of New York, any provisions of DRULPA, the Maryland General Corporation Law or the Maryland REIT Law or any federal laws of the United States of America that are required to be described in the Prospectus that are not described as required.

(xiii) Commencing with its taxable year ended December 31, 1998, the Company was organized and has been operated in conformity with the requirements for qualification as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the “Code”) and the present and proposed method of operation of the Company and the Operating Partnership, as described in the Prospectus and as represented by the Company and the Operating Partnership, will permit the Company to continue to so qualify.

(xiv) All descriptions contained or incorporated in the Registration Statement of contracts and other documents which are filed as exhibits to the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 (the “Form 10-K”) to which the Company, the Operating Partnership or any Subsidiary is a party are correct in all material respects. To such counsel’s knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments (“Agreements”) required to be described or referred to therein or filed or incorporated by reference as exhibits thereto that were not so filed, incorporated by reference or described as required.

(xv) No consent, approval, authorization or other order of any federal regulatory body, federal administrative agency or other federal governmental body of the United States of America or any state regulatory body, state administrative agency or other state governmental body of the State of New York or the State of Maryland is required under Applicable Laws for the issuance and sale of the Securities to the Underwriter as contemplated by the Agreement or the public offering of the Securities as contemplated by the Prospectus. As used in such counsel’s opinion letter, the term “Applicable Laws” means those provisions of the state laws of the State of New York, DRULPA, Maryland General Corporation Law, Maryland REIT Law and federal laws of the United States of America which, in such counsel’s experience and without independent investigation, are normally applicable to transactions of the type contemplated by the Agreement (provided that the term “Applicable Laws” shall not include federal or state securities or blue sky laws or any rules or regulations thereunder including, without limitation, the 1933 Act, the 1934 Act and the Investment Company Act of 1940, as amended (the “1940 Act”), and the rules and regulations thereunder, or any antifraud or similar laws).

(xvi) The execution, delivery and performance of the Underwriting Agreement by the Company and the Operating Partnership and the consummation of the transactions contemplated in the Underwriting Agreement and in the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption “Use of Proceeds”) and compliance by the Company and the Operating Partnership with their respective obligations under the Underwriting Agreement do not and will not (i) whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default or Repayment Event under, or result in the creation or imposition of any material lien, charge or encumbrance upon any material property or assets of the Company or the Operating Partnership pursuant to any contract listed as an exhibit to the Form 10-K to which the Company, the Operating Partnership or any of the Subsidiaries is a party or by which any of them may be bound or to which any of the property or assets of the Company, the Operating Partnership or any of the Subsidiaries are subject, (ii) result in any violation of the provisions of the Governing Instruments of the Company or the Operating Partnership, or (iii) result in any violation of any Applicable Laws or any judgment, order, writ or decree, known to such counsel, of any Maryland, Delaware, New York or U.S. federal government, government instrumentality or court having jurisdiction over the Company or the Operating Partnership or any of their respective assets or properties.

(xvii) Neither the Company nor the Operating Partnership is an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the 1940 Act.

(xviii) The form of certificate used to evidence the Common Shares complies, in all material respects, with the requirements of Applicable Laws, the Declaration of Trust and the Bylaws and the New York Stock Exchange.

In acting as counsel to the Company in connection with the transactions contemplated by the Underwriting Agreement, such counsel has participated in conferences with officers and other representatives of the Company, including its independent accountants, representatives of outside counsel for the Underwriter and its representatives, at which conferences the contents of the Registration Statement, the Prospectus and related matters were discussed. Although such counsel is not passing upon or assuming responsibility for the accuracy, completeness or fairness of the statements included in the Registration Statement and the Prospectus and has made no independent check or verification thereof (except as set forth in paragraph (xi), nothing has come to such counsel’s attention which has caused counsel to believe that the Registration Statement or any of the materials incorporated by reference therein (other than the financial statements, financial data, statistical data and supporting schedules included or incorporated by reference therein or omitted therefrom, as to which no belief is expressed), at the time it became effective or as of the date of the Agreement, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (other than the financial statements, financial data, statistical data and supporting schedules included or incorporated by reference therein or omitted therefrom, as to which no belief is expressed), as of the date of the Agreement or as of the Closing Date, included any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

EXHIBIT A-1

1.	LaSalle Hotel Operating Partnership, L.P.

2.	LaSalle Hotel Lessee, Inc.

3.	LHO Financing Partnership I, L.P.

4.	LHO Financing, Inc.

5.	LHO Carlyle 540, L.L.C.

6.	540 Leaseco, L.L.C.

7.	Chicago 540 Hotel, L.L.C.

8.	Chicago 540 Lessee, Inc.

9.	LHO Harborside Hotel, L.L.C.

10.	LHO Mission Bay Hotel, L.P.

11.	LHO Viking Hotel, L.L.C.

12.	LHO Hollywood Financing, Inc.

13.	LHO Hollywood LM, L.P.

14.	LHO New Orleans Financing, Inc.

15.	LHO New Orleans LM, L.P.

16.	LHO Washington Hotel One, L.L.C.

17.	LHO Washington Hotel Two, L.L.C.

18.	LHO Washington Hotel Three, L.L.C.

19.	LHO Washington Hotel Four, L.L.C.

20.	LHO Washington Hotel Six, L.L.C.

21.	I & G Capitol, L.L.C.

22.	LaSalle Washington One Lessee, Inc.

23.	LaSalle Washington Two Lessee, Inc.

24.	LaSalle Washington Three Lessee, Inc.

25.	LaSalle Washington Four Lessee, Inc.

26.	LaSalle Washington Five Lessee, Inc.

27.	LHO Washington Six Lessee, Inc.

28.	LHO New Orleans One Lessee, L.L.C

29.	LHO Dallas One Lessee, L.L.C.

30.	LHO Bloomington One Lessee, LLC

31.	LHO Leesburg One Lessee, Inc.

EXHIBIT A-2

1.	LaSalle Hotel Operating Partnership, L.P.

2.	LHO Hollywood Financing, Inc.

3.	LHO Hollywood LM, L.P.

4.	LHO New Orleans Financing, Inc.

5.	LHO New Orleans LM, L.P.

6.	LHO Washington Hotel Six, L.L.C.

7.	LHO Financing, Inc.

8.	LHO Financing Partnership I, L.P.

EXHIBIT B

FORM OF OPINION OF COMPANY’S COUNSEL

TO BE DELIVERED PURSUANT TO SECTION 5(b)

(i) Each of the Subsidiaries identified on Exhibit B-1 is validly existing as a limited partnership, corporation or limited liability company, as applicable, in good standing under the laws of its jurisdiction of organization, formation or incorporation and has the requisite partnership, corporate or company power and authority to own, lease and operate its properties and to conduct the business in which it is engaged as described in the Operating Partnership Agreement, with respect to the Operating Partnership, and the Prospectus and, based solely upon the certificates of good standing or similar certificates received from the Secretary of State or similar official of each of the respective states listed on a schedule to such counsel’s opinion with respect to the applicable entity, is duly qualified or registered as a foreign limited partnership, corporation or limited liability company to transact business and is in good standing in the respective states listed on a schedule to such counsel’s opinion. Based solely on a review of the books and records of the Subsidiaries provided to such counsel, all the outstanding shares of capital stock, partnership interests, limited liability company interests or other equivalent equity interests of the Subsidiaries identified on Exhibit B-2 (the “Certain Subsidiaries”) have been duly authorized and validly issued and are fully paid and non-assessable, as applicable, and except as described in the Prospectus, all outstanding shares of capital stock, partnership interests, limited liability company interests or other equivalent equity interests of the Operating Partnership and such Certain Subsidiaries are owned by the Company either directly or through wholly-owned Subsidiaries.

EXHIBIT B-1

1.	LHO Key West One Lessee, L.L.C.

2.	LHO Dallas Beverages, Inc.

3.	LHO San Diego Financing, L.L.C.

4.	LHO Indianapolis Hotel One CMM, Inc.

5.	LHO Indianapolis Hotel One MM LLC

6.	LHO Indianapolis Hotel One LLC

EXHIBIT B-2

1.	LaSalle Hotel Lessee, Inc.

2.	LHO Carlyle 540, L.L.C.

3.	540 Leaseco, L.L.C.

4.	Chicago 540 Hotel, L.L.C.

5.	Chicago 540 Lessee, Inc.

6.	LHO Harborside Hotel, L.L.C.

7.	LHO Mission Bay Hotel, L.P.

8.	LHO Viking Hotel, L.L.C.

9.	LHO Washington Hotel One, L.L.C.

10.	LHO Washington Hotel Two, L.L.C.

11.	LHO Washington Hotel Three, L.L.C.

12.	LHO Washington Hotel Four, L.L.C.

13.	I & G Capitol, L.L.C.

14.	LaSalle Washington One Lessee, Inc.

15.	LaSalle Washington Two Lessee, Inc.

16.	LaSalle Washington Three Lessee, Inc.

17.	LaSalle Washington Four Lessee, Inc.

18.	LaSalle Washington Five Lessee, Inc.

19.	LHO Washington Six Lessee, Inc.

20.	LHO New Orleans One Lessee, L.L.C

21.	LHO Dallas One Lessee, L.L.C.

22.	LHO Bloomington One Lessee, LLC

23.	LHO Leesburg One Lessee, Inc.

24.	LHO Key West One Lessee, L.L.C.

25.	LHO Dallas Beverages, Inc.

26.	LHO San Diego Financing, L.L.C.

27.	LHO Indianapolis Hotel One CMM, Inc.

28.	LHO Indianapolis Hotel One MM LLC

29.	LHO Indianapolis Hotel One LLC

EXHIBIT A

FORM OF OPINION OF COMPANY’S COUNSEL

TO BE DELIVERED PURSUANT TO SECTION 5(b)

(i) The Company is a real estate investment trust duly formed and validly existing and in good standing under the laws of the State of Maryland with full trust power and authority to own and lease its properties and to conduct its business as described in the Prospectus.

(ii) The issued and outstanding capital shares of the Company have been duly authorized and validly issued by the Company and are fully paid and non-assessable, and none of such capital shares was issued in violation of preemptive or other similar rights to purchase or subscribe for shares of beneficial interest of the Company arising under the Maryland General Corporation Law, the Maryland REIT Law, the Declaration of Trust or the Bylaws or any contract to which the Company is a party of which such counsel has knowledge.

(iii) All of the outstanding Units, Series A Units and Series B, have been duly authorized by the Operating Partnership and, assuming that the holders of Units, Series A Units and Series B Units, as limited partners of the Operating Partnership, do not participate in the control of the business of the Operating Partnership, the Units, the Series A Units and the Series B Units represent valid and, subject to the qualifications set forth herein, fully paid and nonassessable limited partner interests in the Operating Partnership as to which the limited partners holding Units, Series A Units and/or Series B Units, in their capacity as limited partners of the Operating Partnership, have no liability in excess of their obligations to make contributions to the Operating Partnership, their obligations to make other payments provided for in the Operating Partnership Agreement and their share of distributed assets and profits of the Operating Partnership to the extent that a limited partner of the Operating Partnership may be required to repay any funds wrongfully distributed to it. To such counsel’s knowledge, except as described in the Prospectus, no Units, Series A Units or Series B Units are reserved for issuance for any purpose, there are no outstanding securities convertible into or exchangeable for any Units, Series A Units, Series B Units or any other securities of the Operating Partnership and there are no preemptive or other similar rights to purchase or subscribe for Units, Series A Units, Series B Units or any other securities of the Operating Partnership arising under the Delaware Revised Uniform Limited Partnership Act (“DRULPA”) or under the Operating Partnership Agreement or any contracts to which the Operating Partnership is a party of which such counsel has knowledge. The Units to be issued to the Company in connection with the Company’s sale of the Securities have been duly authorized by the Operating Partnership and, assuming that the Company, as a limited partner of the Operating Partnership, does not participate in the control of the business of the Operating Partnership, such Units, when issued and delivered by the Operating Partnership against the Company’s contribution of the net proceeds from the sale of the Securities, will represent valid and, subject to the qualifications set forth herein, fully paid and nonassessable limited partner interests in the Operating Partnership as to which the Company, in its capacity as a limited partner of the Operating Partnership, will have no liability in excess of its obligations to make contributions to the Operating Partnership, its obligations to make other payments provided for in the Operating Partnership Agreement and its share of distributed assets and profits of the Operating Partnership to the extent that a limited partner of the Operating Partnership may be required to repay any funds wrongfully distributed to it.

(iv) The Securities to be purchased by the Underwriter from the Company have been duly authorized for issuance and sale to the Underwriter pursuant to, and in accordance with the terms of, the Underwriting Agreement and, when issued and delivered by the Company pursuant to the Underwriting Agreement against payment of the consideration set forth in the Underwriting Agreement, will be validly issued, fully paid and nonassessable; the issuance and sale of the Securities by the Company is not subject to any preemptive or other similar rights to purchase or subscribe for shares of beneficial interest of the Company arising under the Maryland General Corporation Law, the Maryland REIT Law, the Declaration of Trust or Bylaws or any contract to which the Company is a party of which such counsel has knowledge.

(v) Each of the Operating Partnership and the Subsidiaries identified on Exhibit B is validly existing as a limited partnership, corporation or limited liability company, as applicable, in good standing under the laws of its jurisdiction of organization, formation or incorporation and has the requisite partnership, corporate or company power and authority to own, lease and operate its properties and to conduct the business in which it is engaged as described in the Operating Partnership Agreement, with respect to the Operating Partnership, and the Prospectus and, based solely upon the certificates of good standing or similar certificates received from the Secretary of State or similar official of each of the respective states listed on a schedule to such counsel’s opinion with respect to the applicable entity, is duly qualified or registered as a foreign limited partnership, corporation or limited liability company to transact business and is in good standing in the respective states listed on a schedule to such counsel’s opinion. Based solely on a review of the books and records of the Subsidiaries provided to such counsel, all the outstanding shares of capital stock, partnership interests, limited liability company interests or other equivalent equity interests of the Subsidiaries identified on Exhibit C (the “Certain Subsidiaries”) have been duly authorized and validly issued and are fully paid and non-assessable, as applicable, and except as described in the Prospectus, all outstanding shares of capital stock, partnership interests, limited liability company interests or other equivalent equity interests of the Operating Partnership and such Certain Subsidiaries are owned by the Company either directly or through wholly-owned Subsidiaries.

(vi) The execution and delivery of the Underwriting Agreement have been duly authorized by all necessary action of the Company and the Operating Partnership, and the Underwriting Agreement has been duly executed and delivered by the Company and the Operating Partnership.

(vii) At the time the Registration Statement became effective, the Registration Statement (other than the financial statements, financial data, statistical data and supporting schedules included or incorporated by reference therein or omitted therefrom, as to which no opinion is expressed) complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. As of the date hereof, the Prospectus (other than the financial statements, financial data, statistical data and supporting schedules included or incorporated by reference therein or omitted therefrom, as to which no opinion is expressed)

complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

(viii) To such counsel’s knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened.

(ix) The documents incorporated by reference in the Prospectus (other than the financial statements, financial data, statistical data and supporting schedules included or incorporated by reference therein or omitted therefrom, as to which no opinion is rendered), when they became effective or were filed with the Commission, as the case may be, complied as to form, in all material respects, with the requirements of the 1934 Act and the 1934 Act Regulations.

(x) To such counsel’s knowledge and except as described or incorporated by reference in the Prospectus, there is not pending or threatened any action, suit, proceeding, inquiry or investigation, to which the Company, the Operating Partnership or any Subsidiary is a party, or to which the property of the Company, the Operating Partnership or any Subsidiary is subject, before or brought by any court or governmental agency or body, domestic or foreign, or any arbitrator that might reasonably be expected to result in a Material Adverse Effect or to affect the consummation of the transactions contemplated in the Underwriting Agreement or the performance by the Company or the Operating Partnership of their respective obligations thereunder or is of a character required to be described in the Prospectus which is not adequately disclosed.

(xi) The information in the Prospectus under “Description of Common Shares” and “Federal Income Tax Considerations,” to the extent that it constitutes matters of law, summaries of legal matters, the Company’s Declaration of Trust and Bylaws or legal proceedings or legal conclusions, has been reviewed by such counsel and is correct in all material respects.

(xii) To such counsel’s knowledge, there are not any laws of the State of New York, any provisions of DRULPA, the Maryland General Corporation Law or the Maryland REIT Law or any federal laws of the United States of America that are required to be described in the Prospectus that are not described as required.

(xiii) Commencing with its taxable year ended December 31, 1998, the Company was organized and has been operated in conformity with the requirements for qualification as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the “Code”) and the present and proposed method of operation of the Company and the Operating Partnership, as described in the Prospectus and as represented by the Company and the Operating Partnership, will permit the Company to continue to so qualify.

(xiv) All descriptions contained or incorporated in the Registration Statement of contracts and other documents which are filed as exhibits to the Company’s Annual Report on Form 10-K for the year ended December 31, 2002 (the “Form 10-K”) to which the Company, the Operating Partnership or any Subsidiary is a party are correct in all material respects. To such counsel’s knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments (“Agreements”) required to be described or referred to therein or filed or incorporated by reference as exhibits thereto that were not so filed, incorporated by reference or described as required.

(xv) No consent, approval, authorization or other order of any federal regulatory body, federal administrative agency or other federal governmental body of the United States of America or any state regulatory body, state administrative agency or other state governmental body of the State of New York or the State of Maryland is required under Applicable Laws for the issuance and sale of the Securities to the Underwriter as contemplated by the Agreement or the public offering of the Securities as contemplated by the Prospectus. As used in such counsel’s opinion letter, the term “Applicable Laws” means those provisions of the state laws of the State of New York, DRULPA, Maryland General Corporation Law, Maryland REIT Law and federal laws of the United States of America which, in such counsel’s experience and without independent investigation, are normally applicable to transactions of the type contemplated by the Agreement (provided that the term “Applicable Laws” shall not include federal or state securities or blue sky laws or any rules or regulations thereunder including, without limitation, the 1933 Act, the 1934 Act and the Investment Company Act of 1940, as amended (the “1940 Act”), and the rules and regulations thereunder, or any antifraud or similar laws).

(xvi) The execution, delivery and performance of the Underwriting Agreement by the Company and the Operating Partnership and the consummation of the transactions contemplated in the Underwriting Agreement and in the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption “Use of Proceeds”) and compliance by the Company and the Operating Partnership with their respective obligations under the Underwriting Agreement do not and will not (i) whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default or Repayment Event under, or result in the creation or imposition of any material lien, charge or encumbrance upon any material property or assets of the Company or the Operating Partnership pursuant to any contract listed as an exhibit to the Form 10-K to which the Company, the Operating Partnership or any of the Subsidiaries is a party or by which any of them may be bound or to which any of the property or assets of the Company, the Operating Partnership or any of the Subsidiaries are subject, (ii) result in any violation of the provisions of the Governing Instruments of the Company or the Operating Partnership, or (iii) result in any violation of any Applicable Laws or any judgment, order, writ or decree, known to such counsel, of any Maryland, Delaware, New York or U.S. federal government, government instrumentality or court having jurisdiction over the Company or the Operating Partnership or any of their respective assets or properties.

(xvii) Neither the Company nor the Operating Partnership is an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the 1940 Act.

(xviii) The form of certificate used to evidence the Common Shares complies, in all material respects, with the requirements of Applicable Laws, the Declaration of Trust and the Bylaws and the New York Stock Exchange.

In acting as counsel to the Company in connection with the transactions contemplated by the Underwriting Agreement, such counsel has participated in conferences with officers and other representatives of the Company, including its independent accountants, representatives of outside counsel for the Underwriter and its representatives, at which conferences the contents of the Registration Statement, the Prospectus and related matters were discussed. Although such counsel is not passing upon or assuming responsibility for the accuracy, completeness or fairness of the statements included in the Registration Statement and the Prospectus and has made no independent check or verification thereof (except as set forth in paragraph (xi), nothing has come to such counsel’s attention which has caused counsel to believe that the Registration Statement or any of the materials incorporated by reference therein (other than the financial statements, financial data, statistical data and supporting schedules included or incorporated by reference therein or omitted therefrom, as to which no belief is expressed), at the time it became effective or as of the date of the Agreement, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (other than the financial statements, financial data, statistical data and supporting schedules included or incorporated by reference therein or omitted therefrom, as to which no belief is expressed), as of the date of the Agreement or as of the Closing Date, included any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

EXHIBIT B

1. LaSalle Hotel Operating Partnership, L.P.

2. LaSalle Hotel Lessee, Inc.

3. LHO Financing Partnership I, L.P.

4. LHO Financing, Inc.

5. LHO Carlyle 540, L.L.C.

6. 540 Leaseco, L.L.C.

7. Chicago 540 Hotel, L.L.C.

8. Chicago 540 Lessee, Inc.

9. LHO Harborside Hotel, L.L.C.

10. LHO Mission Bay Hotel, L.P.

11. LHO Viking Hotel, L.L.C.

12. LHO Hollywood Financing, Inc.

13. LHO Hollywood LM, L.P.

14. LHO New Orleans Financing, Inc.

15. LHO New Orleans LM, L.P.

16. LHO Washington Hotel One, L.L.C.

17. LHO Washington Hotel Two, L.L.C.

18. LHO Washington Hotel Three, L.L.C.

19. LHO Washington Hotel Four, L.L.C.

20. LHO Washington Hotel Six, L.L.C.

21. I & G Capitol, L.L.C.

22. LaSalle Washington One Lessee, Inc.

23. LaSalle Washington Two Lessee, Inc.

24. LaSalle Washington Three Lessee, Inc.

25. LaSalle Washington Four Lessee, Inc.

B-1

26. LaSalle Washington Five Lessee, Inc.

27. LHO Washington Six Lessee, Inc.

28. LHO New Orleans One Lessee, L.L.C

29. LHO Dallas One Lessee, L.L.C.

30. LHO Bloomington One Lessee, LLC

31. LHO Leesburg One Lessee, Inc.

B-2

EXHIBIT C

1. LaSalle Hotel Operating Partnership, L.P.

2. LHO Hollywood Financing, Inc.

3. LHO Hollywood LM, L.P.

4. LHO New Orleans Financing, Inc.

5. LHO New Orleans LM, L.P.

6. LHO Washington Hotel Six, L.L.C.

7. LHO Financing, Inc.

8. LHO Financing Partnership I, L.P.

C-1